UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 10, 2016

Differential Brands Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operation and Financial Condition.

On August 16, 2016, Differential Brands Group Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference regarding its financial statements to be included in its Quarterly Report on Form 10-Q for the period ended June 30, 2016 to be filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2016.

The information, including Exhibit 99.1 attached hereto, in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 10, 2016, the board of directors (the “Board”) of the Company, in consultation with management, concluded that: (i) the Company’s previously issued unaudited condensed consolidated financial statements for the quarterly period ended March 31, 2016 (the “Q1 2016 Financial Statements”), as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016 (the “Q1 2016 Form 10-Q”), should no longer be relied upon due to errors identified therein.  As a result, the errors related to its Q1 2016 Financial Statements and related financial data and disclosures are required to be restated to: (i) reflect the correct accounting for classifying as discontinued operations the Company’s former Joe’s® retail business operations (the “Joe’s Business”), which were exited in the first quarter of 2016; (ii) correct errors related to the incorrect accrual of dividends on the Company’s preferred stock designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”); (iii) correctly calculate earnings per share; (iv) reclassify cash advances received from customers; (v) include disclosures of non-cash information in the Company’s statements of cash flows; and (vi) include additional disclosures of accounting policies, earnings per share calculated under the two-class method, pro forma financial information, certain related party transactions, information regarding goodwill and intangible assets and the fair value of financial instruments.

The errors were identified in the course of preparing the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2016, and were as follows:

•                  In the Q1 2016 Financial Statements, the Company reported the operating and cash flows results of 14 of its former Joe’s® brand retail stores as continuing operations. After the sale by the Company of certain intellectual property and operating assets of its Joe’s Business in 2015, the Company retained 32 of its Joe’s® retail brand stores, transferring 18 on January 28, 2016 and closing the other 14 on February 29, 2016. It was later determined that these 14 stores were required to be reported as discontinued operations pursuant to ASC 205-20, Presentation of Financial Statements—Discontinued Operations. Due to the incorrect classification, the Q1 2016 Financial Statements presented higher operating losses from continuing operations than the Company had actually incurred for the first quarter of fiscal 2016, overstating operating loss by $1.29 million and loss from continuing operations by $0.3 million, accounts payable and accrued expenses by $2.06 million, cost of goods sold by $1.15 million and operating expenses by $1.34 million. The incorrect classification also led to overstatements in net sales of $1.21 million and gross profit of $56,000 and understatements of liabilities from discontinued operations of $892,000, net cash provided by operating activities of $492,000 and net cash used in discontinued operating activities of $492,000.

•                  The Company did not properly classify cash advances from customers of $1.68 million as a separate line item in the liabilities section of the unaudited condensed consolidated balance sheet at March 31, 2016.  In addition, the Company improperly classified cash inflows of approximately $0.8 million relating to these advances during the three months ended March 31, 2016 as operating cash flows.  The correct classification is financing cash flows.

•                  The Company did not apply the correct accounting treatment to a dividend payable to holders of its Series A Preferred Stock. This led to an overstatement in other liabilities and accumulated deficit of $863,000.

•                  The Company did not properly calculate its basic and diluted weighted average shares outstanding and loss per common share, resulting in a decrease of 1,041,000 shares in the basic and diluted weighted average shares outstanding and a corresponding increase in basic and diluted loss per share of $0.04.

•                  The Company did not properly include disclosures for supplemental non-cash transactions in its statements of cash flows.

•                  The Company did not properly include disclosures relating to accounting policies, earnings per share under the two-class method, pro forma financial information and the fair value of financial instruments in its notes to the unaudited condensed consolidated financial statements.

The Company has restated its Q1 2016 Financial Statements to address these matters and will file an amendment to its Q1 2016 Form 10-Q, which contains its restated Q1 2016 Financial Statements and related financial data and disclosures (the “Amended 10-Q”). Investors, analysts and other persons should consult the Amended 10-Q and should not rely on the Q1 2016 Financials in the Company’s original Q1 2016 Form 10-Q or any press releases, presentations or other communications relating thereto.

The Board, the audit committee of the Board and management have discussed the matters disclosed in this Item 4.02(a) of this Current Report on Form 8-K with the Company’s independent registered accounting firm.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                                                 Exhibits.

99.1                                                                        Press release titled “Differential Brands Group Reports Second Quarter Fiscal 2016 Results,” dated August 16, 2016 and furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIFFERENTIAL BRANDS GROUP INC.

(Registrant)

Date: August 16, 2016	By:	/s/ Hamish Sandhu
Hamish Sandhu
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Differential Brands Group Reports Second Quarter Fiscal 2016 Results,” dated August 16, 2016 and furnished herewith.